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                                                                  Exhibit 10.40

                   AMENDMENT AND AGREEMENT REGARDING WARRANTS

         THIS AMENDMENT AND AGREEMENT REGARDING WARRANTS (this "Amendment") is dated as of January 31, 2001, by and among Hispanic Television Network, Inc., a Delaware corporation (the "Company") and GoffMoore Strategic Partners, L.P. and GAINSCO, Inc. (collectively, "Warrantholder Representatives"), representing all holders of that certain series of warrants to purchase shares of Company common stock dated July 25, 2000 (collectively, the "Original Warrants") and issued by the Company in connection with the Original Loan Agreement (as defined below), and representing the parties, other than the Company, to the Registration Rights Agreement and the Second Amendment (each as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Company and the Warrant Representatives and the other lenders set forth therein entered into that certain Loan Agreement dated as of July 25, 2000 (as amended, supplemented or modified to the date hereof, the "Original Loan Agreement");

         WHEREAS, the in connection with the Original Loan Agreement, the Company issued the Original Warrants to the Warrantholder Representatives and the other lenders thereunder;

         WHEREAS, each of the lenders (other than the Warrantholder Representatives) have issued certain proxies or have executed that certain Letter Agreement dated as of January 24, 2001, authorizing the Warrantholder Representatives to amend the Original Loan Agreement and all other Loan Documents (as defined in the Original Loan Agreement), including the Warrants, the Registration Rights Agreement and the Second Amendment;

         WHEREAS, the Warrants have previously been amended from time to time in connection with amendments to the Original Loan Agreement;

         WHEREAS, the Company, the Warrant Representatives and the lenders represented by the Warrant Representatives entered into that certain Registration Rights Agreement dated as of July 25, 2000 (the "Registration Rights Agreement");

         WHEREAS, the Company and the Warrant Representatives entered into that certain Second Amendment to Loan Agreement and Agreement dated as of November 6, 2000 (the "Second Amendment");

         WHEREAS, the Company and Warrantholder Representatives desire to further amend the Warrants and amend the Registration Rights Agreement and the Second Amendment as described herein;

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         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Fifth Amendment to Loan Agreement and Amendment of Notes of even date herewith(the "Fifth amendment"), and for other good end valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. TERMS DEFINED IN THE ORIGINAL WARRANTS. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Warrants shall have the same meanings whenever used in this Amendment.

         2. AMENDMENTS TO DEFINED TERMS. The definitions of "Loan Agreement" and "Shares" in Section 1 of the Original Warrants are deleted in their entirety and replaced with the definitions set forth below and the definition of "Series Warrants" is added as set forth below:

         "LOAN AGREEMENT" shall mean that certain Loan Agreement dated as of the same date hereof between the Company and certain lenders set forth therein, as may be amended from time to time.

         "SHARES" shall mean, subject to adjustment as provided under Section 3, a number of shares of Common Stock equal to: (a) the aggregate maximum principal amount loaned or committed to be loaned by the Lenders (as defined in the Loan Agreement) pursuant to the Loan Agreement (including the Initial Loan Amount and the Escrowed Funds, as such terms are defined in the Loan Agreement), plus the aggregate interest payable by the Company on the actual principal amount until such time as the loan is repaid in full, with such amount divided by (b) the Exercise Price, with such quotient multiplied by
(c) a fraction (i) the numerator being the total maximum principal amount loaned or committed to be loaned to the Company by Purchaser (including the Initial Loan Amount and the Escrowed Funds, as such terms are defined in the Loan Agreement), plus the aggregate interest payable by the Company on the actual principal amount until such time as the loan is repaid in full, and
(ii) the denominator being the amount set forth in clause (a) above. For example, if Purchaser loaned $950,000 to the Company and the interest payable under such loan was $50,000, the total amount loaned to the Company under the Loan Agreement was $4.75 million and the interest payable under such loans was $250,000, and the Exercise Price was $5 per share, then the Shares would be 200,000 (i.e., 5,000,000 divided by 5, with such quotient (1,000,000)
multiplied by 1/5).

         "SERIES WARRANTS" shall mean, collectively, all of the outstanding warrants of the same series as this Warrant, specifically those warrants originally issued in connection with the Loan Agreement and dated July 25, 2000.

         3. AGREEMENT REGARDING EXERCISE PRICE. The parties hereto agree that, with respect to the definition of "Exercise Price" in Section 1 of the Original Warrant, the first event to occur under the various alternative calculation methods set forth in clauses (a)

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through (e) of such definition is clause (c), the occurrence of January 31,
2001. Accordingly, the parties hereto hereby agree that the proper calculation of Exercise Price is pursuant to such clause (c) and that pursuant to such calculation the Exercise Price is $.41 per share (subject to adjustment pursuant to the provisions of Section 3 of the Original Warrant, as may be amended from time to time) for purposes of calculating the number of Shares and all other purposes under the Original Warrant except as provided in the next sentence. Notwithstanding the foregoing, the parties hereto hereby agree that, for purposes of calculating the dollar amount to be paid to purchase shares of Common Stock upon exercise of the Original Warrant only, the Exercise Price shall instead be deemed to be $.75 per share (subject to adjustment pursuant to the provisions of Section 3 of the Original Warrant, as may be amended from time to time, except for the provisions of Section 3(b) thereof).

         4. EXERCISE OF WARRANT. Section 2(a) of the Original Warrants is hereby deleted in its entirety and replaced with the following:

         (a) At any time after the date hereof through and including the Expiration Date, Warrantholder may from time to time exercise this Warrant, in whole or in part, provided that the Warrant cannot be exercised prior to the earlier to occur of (i) an Event of Default (as defined under the Loan Agreement), or (ii) January 31, 2002. In the event that the Warrantholder elects to exercise this Warrant at any time that the number of Shares has not been finally determined, the Company shall be obligated to permit the Warrantholder to exercise its right to purchase the maximum number of Shares that may be covered by this Warrant at the time of exercise, and the Company shall provide such Warrantholder with a new Warrant representing the right to purchase any additional Shares that may be determined subsequent to such exercise. The Company will promptly notify Warrantholder of the occurrence of any Event of Default.

         5. ADJUSTMENT OF EXERCISE PRICE AND WARRANT STOCK; NUMBER OF SHARES. Section 3(b) of the Original Warrants is hereby deleted in its entirety and replaced with the following:

         (b) If, at any time prior to the Expiration Date, the Company issues or sells shares of its Common Stock or any other shares of its Common Stock or any other securities convertible into or exchangeable for Common Stock ("Convertible Securities"), or in any manner grants or reprices any warrants, options or other rights (collectively, "Options") to purchase shares of Common Stock or Convertible Securities, after the date hereof, which entitles the subscriber, or the holder of such Option or Convertible Security, to purchase any shares of Common Stock at less than the then current Exercise Price (or the Exercise Price as ultimately determined pursuant to the definition of Exercise Price), then the Exercise Price in effect immediately prior to such action by the Company shall be adjusted to equal the price at which any such subscriber or holder shall be entitled to purchase any such shares of Common Stock. This Section 3(b) shall not apply
(i) in the event that the Company issues or sells Options in consideration for the Company's purchase of television stations in an arm's

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length transaction from any person that is not an Affiliate of the Company prior to the date of such issuance (ii) with respect to the issuance and sale of shares of Common Stock by the Company to Emilio Gorriti as contemplated by that certain letter of intent dated as of January 17, 2001 by and between C-Networks LLC and the Company, or (iii) with respect to the issuance and sale of shares of Common Stock by the Company to any other person in transactions consummated on or before February 15,2001, provided that such shares are sold for an aggregate amount of not more than $1.5 million and for not less than $.25 per share.

         Sections 3(c)-(g) are hereby re-lettered 3(d)-(h), respectively, and a new Section 3(c) is hereby added as follows:

         (c) (i) For each 1/5th of the total principal amount outstanding as of the date hereof under the Loan Agreement that is repaid by the Company, the number of Shares subject to this Warrant shall be reduced by an amount equal to 10% of the number of Shares covered by this Warrant (i.e., after 3/5ths of the total principal amount has been repaid, the number of Shares covered by this Warrant will be reduced, by 30%, to 70% of the number of Shares otherwise covered by this Warrant). The maximum reduction in the number of Shares covered by this Warrant pursuant to the preceding sentence is 50%. For each 10% reduction in the number of Shares subject to this Warrant pursuant to the first sentence of this Section 3(c) the Company shall collectively issue to the Warrantholder and all other holders of Series Warrants, each on a pro rata basis and without payment of any additional consideration, an aggregate of 500,000 shares of Common Stock (i.e., after 3/5ths of the total principal amount has been repaid, the number of Shares covered by this Warrant will have been reduced by 30% and the Company will issue to the Warrantholder its respective pro rata share of 1,500,000 shares of Common Stock).

                  (ii) In addition to the foregoing, in the event that the entire amount of principal and interest outstanding under the Loan Agreement is repaid by the Company on or before April 30, 2001, the number of Shares subject to this Warrant shall be reduced by an additional amount equal to 30% of the number of Shares covered by this Warrant (i.e., if the loan is entirely repaid on or before April 30, 2001, the number of Shares covered by this Warrant will be reduced by 80% (reduced 50% pursuant to the first sentence of this Section 3(c) and reduced an additional 30% as described in this clause (ii)). In the event that the additional 30% reduction in the number of Shares subject to this Warrant is effected as described in this clause (ii), the Company shall collectively issue to Warrantholder and all other holders of Series Warrants, each on a pro rata basis and without payment of any additional consideration, an additional aggregate of 1,500,000 shares of Common Stock. Accordingly, in the event the loan under the Loan Agreement is repaid on or before April 30, 2001, the number of Shares covered by this Warrant will be reduced by 80% (the maximum possible reduction) and 4,000,000 shares of Common Stock (the maximum possible number of shares) will be collectively issued to Warrantholder and all other holders of Series Warrants pursuant to this Section 3(c).

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                  (iii) In addition to the foregoing, in the event that the
entire amount of principal and interest outstanding under the Loan Agreement is repaid by the Company after April 30,2001 but on or before July 31,2001, the number of Shares subject to this Warrant shall be reduced by an additional amount equal to 25% of the number of Shares covered by this Warrant (i.e., if the loan is entirely repaid after April 30, 2001 but on or before July 31, 2001, the number of Shares covered by this Warrant will be reduced by 75% (reduced 50% pursuant to the first sentence of this Section 3(c) and reduced an additional 25% as described in this clause (iii)). In the event that the additional 25% reduction in the number of Shares subject to this Warrant is effected as described in this clause (iii), the Company shall collectively issue to Warrantholder and all other holders of Series Warrants, each on a pro rata basis and without payment of any additional consideration, an additional aggregate of 1,250,000 shares of Common Stock. Accordingly, in the event the loan under the Loan Agreement is repaid after April 30,2001 but on or before July 31,2001, the number of Shares covered by this Warrant will be reduced by 75% and 3,750,000 shares of Common Stock will be collectively issued to Warrantholder and all other holders of Series Warrants pursuant to this Section 3(c).

         6. RESERVATION AND AUTHORIZATION OF CAPITAL STOCK. Section 6 of the Original Warrants is hereby deleted in its entirety and replaced with the following:

         Section 6. RESERVATION AND AUTHORIZATION OF CAPITAL STOCK. The Company shall at all times reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants or the issuance of shares of Common Stock pursuant to Section 3(c).

         7. REGISTRATION RIGHTS. Section 9 of the Original Warrants is hereby deleted in its entirety and replaced with the following:

         Section 9. REGISTRATION RIGHTS. The Warrant Stock issuable upon exercise of this Warrant and the shares of Common Stock issuable by the Company pursuant to Section 3(c) shall be deemed to constitute "Registrable Shares" as defined under and subject to the provisions of a certain Registration Rights Agreement, dated the same date as this Warrant, by and among the Company, Purchaser and the other Lenders.

         8. AMENDMENT TO REGISTRATION RIGHTS AGREEMENT. The definition of "Registrable Shares" in Section 1 (f) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

         (f) "REGISTRABLE SHARES" means at any time any Common Stock owned by any Holder which is or may be acquired through the exercise of the Warrants, or otherwise issued pursuant to any provision in the Warrants as they may from time to time be amended, and any other shares of Common Stock issued in respect of such

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shares by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that shares of Common Stock shall cease to be Registrable Shares as soon as they are: (i) eligible for sale without restriction under Rule 144(k) of the Securities Act (provided that the Company's Secretary or transfer agent has removed all transfer restrictions and restrictive legends with respect to such Common Stock); (ii) sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission and declared effective under the Securities Act (provided that the Company's Secretary or transfer agent has removed all transfer restrictions and restrictive legends with respect to such Common Stock);
(iii) sold, transferred or disposed of by a Holder to any Person that is not a Purchaser or an Affiliate of a Purchaser; or (iv) no longer outstanding.

         9. AMENDMENT TO SECOND AMENDMENT. Article II.A. of the Second Amendment (Agreements Relating to the Warrants) is hereby deleted in its entirety and shall be of no further force or effect.

         10. EFFECTIVE DATE. This Amendment shall become effective if and when, and only if and when, the Fifth Amendment becomes effective.

         11. EXPENSES OF COUNSEL. In connection with this Amendment, the Company shall have the obligation to reimburse the Warrantholder
Representatives for the fees and expenses of their counsel. The Company shall pay this amount to Warrantholder Representatives on or prior to February 7, 2001.

         12. REPRESENTATIONS AND WARRANTIES. In order to induce Warrantholder Representatives to enter into this Amendment on behalf of themselves and the other holders of Original Warrants, the Company represents and warrants to each holder of an Original Warrant as follows:

         (1) The Company is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the Original Warrants and the Registration Rights Agreement as hereby amended. The Company has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Company hereunder.

         (2) The execution and delivery by the Company of this Amendment, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of the Company, or of any material agreement, judgment, license, order or permit applicable to or binding upon the Company, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Company. Except for those which have been obtained, no consent, approval, authorization or order of any court or

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governmental authority or third party is required in connection with the execution and delivery by the Company of this Amendment or to consummate the transactions contemplated hereby.

         (3) When duly executed and delivered, this Amendment will be a legal and binding obligation of the Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

         13. SURVIVAL. All representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of this Amendment and the performance hereof.

         14. GOVERNING LAW. This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

         15. COUNTERPARTS; FAX. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                          THE COMPANY:

                          HISPANIC TELEVISION NETWORK, INC.

                          By:      /s/ James A. Ryffel
                              -----------------------------------------------
                                   James A. Ryffel
                                   Chairman of the Board

                          By:      /s/ Franklin Byrd
                               -------------------------------------------------
                                   Franklin Byrd
                                   Chief Financial Officer and Secretary


                          WARRANTHOLDER REPRESENTATIVES:

                          GOFF MOORE STRATEGIC PARTNERS, L.P.

                          By: GMSP Operating Partners, L.P., its general
                           partner

                          By:      GMSP, L.L.C.

                          By:        /s/ J. Randall Chappel
                                   --------------------------------------
                                   J. Randall Chappel, Principal


                          GAINSCO, INC.

                          By:     /s/ Richard M. Buxton
                               -------------------------------------------
                                   Name:  Richard M. Buxton
                                   Title: Sr. Vice President